As filed with the Securities and Exchange Commission on August 29, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDEPENDENT BANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	13-4219346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1600 Redbud Boulevard, Suite 400 McKinney, Texas	75069-3257
(Address of Principal Executive Offices)	(Zip Code)

Independent Bank 401(k) Profit Sharing Plan

(Full title of the plan)

Mr. David R. Brooks

Chairman and Chief Executive Officer

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

(Name and address of agent for service)

Copies to:

Joseph A. Hoffman, Esq. Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 (214) 659-4593	Mark Haynie, Esq. Haynie Rake Repass & Lowry, P.C. 14643 Dallas Parkway, Suite 550 Dallas, Texas 75254 (972) 716-1855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Nonaccelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	100,000	$49.78	$4,978,000.00	$641.17

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock to be offered and sold pursuant to, and to participants in, the Independent Bank 401(k) Profit Sharing Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 100,000 shares of common stock, par value $0.01 per share, of the Registrant available for offer and sale under the Plan and includes those shares of the Registrant’s common stock registered by this Registration Statement that are purchased for the accounts of participants in the Plan pursuant to the Plan and to be resold in reliance on this Registration Statement as described herein. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices per share of the common stock as reported on the NASDAQ Global Select Market on August 22, 2014.

EXPLANATORY NOTE

Independent Bank Group, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register 100,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for offer and sale pursuant to the Independent Bank 401(k) Profit Sharing Plan (the “Plan”). Independent Bank, a Texas state bank and a wholly-owned subsidiary of the Company (the “Bank”), is the sponsor of the Plan. Participants in the Plan may direct that certain portions of the balances in their individual accounts maintained under the Plan, including the balances arising as a result of the deferral of a part of the Plan participants’ compensation from the Bank, other contributions of the Plan participants to their Plan accounts, and matching contributions of the Bank, be used to purchase shares of Common Stock for credit to their Plan accounts. These shares of Common Stock will be purchased pursuant to the Plan on the open market for the benefit of and for credit to the accounts of participants in the Plan who direct the Plan’s administrator to purchase shares of Common Stock with the available balances in their Plan accounts. The Company is also registering hereby an indeterminate amount of interests in the Plan.

This Registration Statement is also filed to register the reoffer and resale of the shares of Common Stock purchased for the account of those Plan participants who are at the time of the proposed resale, or have been during the three months preceding the proposed resale, affiliates of the Company. In this regard, this Registration Statement also contains a Reoffer Prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, which may be utilized for reoffering and resales on a continuous or delayed basis in the future for shares of Common Stock purchased by the Plan and credited to the accounts of affiliates of the Company. Such resales would be made by the Plan at the instruction of the affiliate of the Company to whose account such shares of Common Stock are credited or by the affiliates directly if the shares of Common Stock credited to their Plan accounts are distributed to them in kind pursuant to the terms of the Plan. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to herein are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

        The documents containing the information specified in Part I and the Explanatory Note to Part I of Form S-8 will be delivered to each of the employees of the Bank eligible to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, will constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act. The Reoffer Prospectus included in this Registration Statement may be utilized for reoffering and resales on a continuous or delayed basis in the future of shares of Common Stock acquired pursuant to the Plan for the Plan account of affiliates of the Company, including executive officers of the Company.

I-1

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus) and other documents required pursuant to Rule 428(b) under the Securities Act to be delivered to employees of the Company eligible to participate in the Plan are available without charge by contacting: Jan C. Webb, Executive Vice President and Secretary, Independent Bank Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257, (972) 562-9004.

I-2

REOFFER PROSPECTUS

Up to 100,000 Shares

Common Stock

This Prospectus relates to the reoffer and resale from time to time by certain selling shareholders of Independent Bank Group, Inc. (referred to as “we” and “our” in this Prospectus) of up to 100,000 shares of our common stock, par value $0.01 per share, that have been purchased for the account of the selling shareholders pursuant to their participation in the Independent Bank 401(k) Profit Sharing Plan, which is referred to as the “Plan” in this Prospectus. Any resales may be made by the selling shareholders on a continuous or delayed basis to the public without restriction. Each selling shareholder that sells shares of our common stock pursuant to this Prospectus may deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. Any shares of our common stock to be reoffered and resold by a selling shareholder by means of this Prospectus will be shares acquired pursuant to the Plan and credited to the selling shareholder’s Plan account. The selling shareholder may cause all, a portion, or none of the shares of our common stock credited to his or her Plan account from time to time to be offered for resale and resold. Resales of shares of our common stock will be made by the Plan at the instruction of the selling shareholder to whose account such shares of our common stock are credited.

This Prospectus may only be used if a supplement is attached which sets forth the names of the selling shareholders and the number of shares of our common stock to be reoffered by each of the selling shareholders and any special terms on which they propose to sell such shares of our common stock.

The selling shareholders may reoffer for sale and resell all or a portion of the shares being offered pursuant to this Prospectus at prices related to prevailing market prices, at negotiated prices or at such other prices as such selling shareholders may otherwise determine.

We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will bear all expenses incurred in connection with the registration of the shares being offered by the selling shareholders. The selling shareholders shall be responsible for all broker discounts and selling commissions, fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of these shares.

Our common stock is listed on the NASDAQ Stock Market, Inc. Global Select Market, or NASDAQ Global Select Market, under the symbol “IBTX.”

Investing in shares of our common stock involves risks. You should carefully review the discussion under the heading “RISK FACTORS” on page 1 regarding information included and incorporated by reference in this Prospectus. You should carefully read this Prospectus together with the documents we incorporate by reference before you invest in our common stock.

This Prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This Prospectus is not an offer to sell securities in any circumstances or in any jurisdiction in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is August 29, 2014.

INDEPENDENT BANK GROUP, INC.

Independent Bank Group, Inc. is incorporated in Texas and is a bank holding company registered under the Bank Holding Company Act of 1956. We are based in McKinney, Texas, and conduct our operations primarily through our bank subsidiary, Independent Bank, a Texas state bank. Independent Bank provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. It operates 35 banking offices in three market regions located in the Dallas-Fort Worth, Austin/Central Texas and Houston areas in Texas. Our common stock is traded on the NASDAQ Global Select Market under the symbol “IBTX.”

Our principal executive offices are located at 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257. Our telephone number is (972) 562-9004. Our website is www.ibtx.com. References to our website and the websites of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

RISK FACTORS

An investment in our common stock involves certain risks. Before deciding to invest in our common stock, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K, or our “Latest Form 10-K,” filed with the Securities and Exchange Commission, or SEC, under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. Additional risks and uncertainties of which we are not aware or that we believe are not material at the date of such report or other filing could also materially and adversely affect our business, financial condition, results of operations, cash flows or liquidity. In any case, the price of the shares of our common stock could decline and you could lose all or part of your investment.

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

The information contained in this Prospectus and in other documents incorporated by reference in this Prospectus may contain statements that are not historical in nature but rather state or imply our beliefs, assumptions, expectations, estimates and projections about matters such as our future financial performance, including our results of operation, our financial condition, our financial performance and our objectives and plans. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a degree of uncertainty and risk. Words such as “expects,” “believes,” “anticipates,” “estimates,” “expect,” “plan,” “projects,” “will be” and variations of such words and similar expressions are intended to identify such forward-looking statements. Some of these statements are merely presentations of what future performance or changes in future performance would look like based on hypothetical assumptions and on simulation models. Other forward-looking statements are based on our general perceptions of market conditions and trends in business activity, both our own and in the banking industry generally, as well as current management strategies for future operations and development. The Company’s actual results may differ materially from those contemplated by the forward-looking statements and many possible events or factors could affect the future financial results and performance of the Company and could cause such results or performance to differ materially from those expressed in forward-looking statements. The factors that could cause actual results to differ materially from the projected or expected results stated in or implied by the forward looking statements incorporated by reference in this Prospectus are set forth in the Company’s Latest Form 10-K and subsequent Quarterly Reports on Form 10-Q in which forward looking statements appear, which information is incorporated herein by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

SELLING SHAREHOLDERS

This Prospectus is to be used in connection with any reoffer and resales of shares of our common stock purchased under the Plan and credited to the Plan accounts of participants in the Plan who may be considered our “affiliates” within the meaning of the Securities Act, including those of our executive officers for whose accounts shares of our common stock are purchased under the Plan. At the date of this Prospectus, we do not know the names of persons who intend to resell shares of common stock purchased for their accounts pursuant to the Plan under the Plan.

We will supplement this Prospectus to identify the selling shareholders and the number of shares of our common stock to be reoffered and resold by each of them in reliance on the registration statement of which this prospectus is a part as that information becomes known to us.

PLAN OF DISTRIBUTION

The shares may be offered by the selling shareholders from time to time in transactions over the NASDAQ Global Select Market, in negotiated transactions, or through other methods of sale, at prices related to prevailing market prices, at negotiated prices or at other prices set by the selling shareholders. The selling shareholders may effect these transactions by having the Plan sell the shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Plan and/or the purchaser of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary discounts, concessions or commissions.

There is no assurance that any of the selling shareholders will sell any or all of the shares of our common stock to which this Prospectus relates.

We will pay all expenses incurred in connection with the registration of the shares of our common stock offered under this Prospectus. The selling shareholders are responsible for all broker discounts, concessions and commissions incurred in connection with the sale of shares credited to their Plan accounts, and are responsible for all fees and expenses of counsel and other advisors to the selling shareholders, transfer taxes and related charges in connection with the offer and sale of shares by them, which discounts, concessions, commissions, and expenses will be deducted from the selling shareholders’ plan accounts.

DESCRIPTION OF COMMON STOCK

General

The following summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, and our certificate of formation and bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of August 26, 2014, we had 16,370,313 outstanding shares of our common stock and 23,938.35 shares of our Series A preferred stock were outstanding. All of our shares outstanding at that date were fully paid and nonassessable. As of August 26, 2014, we had 387 holders of record of common stock and one holder of record of our Series A preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting with respect to the election of directors.

At each meeting of the shareholders at which a quorum is present or represented, all corporate actions to be taken by vote of the shareholders shall be authorized by a majority of the votes cast by the shareholders entitled to vote thereon, present in person or represented by proxy at such meeting, and where a separate vote by class is required, a majority of the votes cast by the shareholders of such class, present in person or represented by proxy at such meeting, shall be the act of such class, unless, in each case, as otherwise required by law and except as otherwise provided in the certificate of formation or the bylaws.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, will be deemed elected. Our certificate of formation establishes a classified board of directors, with directors of each class serving a three-year term.

Unless otherwise agreed by two-thirds of the entire board of directors, any “fundamental action,” such as an amendment of our certificate of formation, a voluntary winding up under the Bankruptcy Code, a revocation of a voluntary decision to wind up, a cancellation of an event requiring winding up or a reinstatement after termination of our existence, or any “fundamental business transaction,” such as a merger, interest exchange, conversion or sale of all or substantially all of our assets, requires, in addition to any voting requirement of the TBOC, the vote of at least (i) two-thirds of the outstanding shares of any class entitled to vote on the fundamental action as a class by the terms of the certificate of formation and/or the bylaws and (ii) two-thirds of the outstanding shares of capital stock of all classes and series of capital stock entitled to vote generally in an election of directors. Such affirmative vote will be in lieu of any lesser vote otherwise provided by law or any agreement or contract to which we are a party, and shall be in addition to any class vote to which any class of our stock may be entitled by law.

Dividend Rights and Distributions

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor. We currently expect to continue to pay (when, as and if declared by our board of directors out of funds legally available for that purpose and subject to regulatory restrictions) regular quarterly cash dividends on our common stock; however, there can be no assurance that we will continue to pay dividends in the future. Future dividends on our common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock (including our Series A preferred stock) and other factors deemed relevant by our board of directors.

As a holding company, we are ultimately dependent upon our subsidiaries, particularly Independent Bank, to provide funding for our operating expenses, debt service and dividends. Various banking laws applicable to Independent Bank limit the payment of dividends and other distributions by Independent Bank to us, and may, therefore, limit our ability to pay dividends on our common stock and Series A preferred stock. If required payments on our outstanding junior subordinated debentures held by our unconsolidated subsidiary trusts are not made or are suspended, we would be prohibited from paying dividends on our common stock and Series A preferred stock. Regulatory authorities could impose administratively stricter limitations on the ability of Independent Bank to pay dividends to us if such limits were deemed appropriate to preserve certain capital adequacy requirements.

Under the terms of the Series A preferred stock, we may not pay any dividends or make any other cash distributions on our common stock or repurchase or redeem any of our shares of our capital stock, including any equity securities or trust preferred securities issued by us or any of our affiliates, unless after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to $79,376,715 and all dividends have been paid on the Series A preferred stock for the most recently completed quarterly dividend period (or sufficient funds have been reserved).

Liquidation Rights

In the event of the termination of our Company’s existence and its related winding up, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities, including the liquidation preference of any shares of our preferred stock outstanding at the time of the termination of our existence.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, whose address is P.O. Box 64945, St. Paul, Minnesota 55164-0945.

Business Combinations under Texas Law

A number of provisions of Texas law, our certificate of formation and bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

We have more than 100 shareholders and our company is considered to be an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•	the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•	a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three- year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•	a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•	a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a nonnegotiated merger or other business combination involving Independent, even if that event would be beneficial to our shareholders.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Our certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•	the establishment of a classified board of directors, with directors of each class serving a three-year term;

•	a requirement that directors only be removed from office for cause and only upon a majority shareholder vote;

•	a provision that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	a prohibition of shareholder action by written consent, requiring all actions to be taken at a meeting of the shareholders;

•	the requirement that shareholders representing two-thirds of the outstanding shares of common stock approve all amendments to our certificate of formation or bylaws and approve mergers and similar transactions;

•	the requirement that any shareholders that desire to bring business before our annual meeting of shareholders or nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing;

•	the prohibition on cumulative voting in the election of directors; and

•	a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 20% of our outstanding shares of common stock.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors are not liable to our Company or our shareholders for monetary damages for an act or omission in their capacity as a director. A director may, however, be found liable for:

•	any breach of the director’s duty of loyalty to our Company or our shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to our Company;

•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken with the scope of the director’s duties;

•	acts or omissions for which the liability of the director is expressly provided by an applicable statute; and

•	acts related to an unlawful stock repurchase or payment of a dividend.

Our certificate of formation also provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by applicable Texas law from any expenses, liabilities or other matters. Moreover, we have agreed, subject to certain conditions, to indemnify each of our directors and officers for any expenses, liabilities or obligations he or she incurs as a result of, or for any amount paid by him or her in settlement of, any proceeding to which he or she is a party or in which he or she is a witness as a result of their position with our Company or one of its subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, our Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Since the terms of our certificate of formation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of formation and bylaws. If you would like to read our certificate of formation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the shares of our common stock described in this Prospectus has been passed upon for us by Andrews Kurth LLP, Dallas, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and, as a result, file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Select Market under the symbol “IBTX,” those materials can also be inspected and copied at the offices of that organization. The following are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

NASDAQ Stock Market, Inc. Global Select Market One Liberty Plaza 165 Broadway New York, NY 10006

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-8 under the Securities Act (File No. 333-            ), relating to the securities covered by this Prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our common stock. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this Prospectus or in one of our filings with the SEC incorporated by reference herein, to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement or our filings with the SEC for a copy of the contract or other document and a full statement of the provisions of such contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.ibtx.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

(972) 562-9004

Attention: Jan Webb, Executive Vice President and Secretary

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS OR OTHER OFFERING MATERIALS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this Prospectus.

This Prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-35854). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 27, 2014, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 18, 2014, that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 5, 2014 and August 11, 2014;

•	our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on April 17, 2014, May 5, 2014, May 16, 2014, June 3, 2014, June 5, 2014, June 9, 2014, July 15, 2014, July 18, 2014 and August 5, 2014 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 2, 2013, and any other amendment or report filed for the purposes of updating such description.

We incorporate by reference into this Prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this Prospectus is a part becomes effective until the termination of the offering of the shares of common stock registered for sale and for resale therein. These documents may include our annual, quarterly and current reports, as well as our proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this Prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any prospectus supplement to this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

REOFFER PROSPECTUS

Up to 100,000 shares of

Common Stock

You should rely only on the information contained in or incorporated by reference in this Prospectus when deciding whether to invest in the shares of our common stock offered hereby. We have not authorized, and no selling shareholder has authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our Company, or the shares of our common stock offered hereby that is different from the information included or incorporated by reference in this Prospectus. If anyone provides you with different information, you should not rely on it. The selling shareholders are not permitted to make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate only as of the date on the front cover of this Prospectus as updated by incorporation by reference of certain of our public filings.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant (Commission File No. 001-35854) with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this registration statement by reference:

(a) The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the information in our proxy statement that is a part of our Schedule 14A filed with the SEC on April 18, 2014, that is incorporated by reference in that Annual Report on Form 10-K.

(b) The registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014.

(c) The registrant’s Current Reports on Form 8-K filed on April 17, 2014, May 5, 2014, May 16, 2014, June 3, 2014, June 5, 2014, June 9, 2014, July 15, 2014, July 18, 2014 and August 5, 2014 (other than any portions thereof deemed furnished to, and not filed with, the SEC in accordance with the SEC’s rules).

(d) The description of the Company’s common stock contained in the Registration Statement on Form 8-A (File No. 001-35854) filed on April 2, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) and all documents subsequently filed by the Plan pursuant to Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities registered hereby and then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article VI of the registrant’s certificate of formation and Article VI of the registrant’s bylaws, each as amended and restated through the date hereof, provide that the registrant shall indemnify any person made a party to or involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director or officer of another foreign or domestic association, corporation, partnership, joint venture, trust or other entity, or employee benefit plan (whether such action, suit or proceeding is based in whole or in part on the sole or contributory gross or ordinary negligence of such person or otherwise).

Article VII of the registrant’s certificate of formation provides that a director of the registrant shall not be liable to the registrant or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, subject to certain limitations.

In Article VI of the registrant’s certificate of formation and Article VI of the registrant’s bylaws, each as amended and restated through the date hereof, the registrant makes mandatory for directors and officers the indemnification provided for in Section 8.101 of the Texas Business Organizations Code (“TBOC”), which provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the TBOC if it is determined in accordance with Section 8.103 of the TBOC that:

(1) the person:

(A) acted in good faith;

(B) reasonably believed:

(i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

(ii) in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

(C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

(2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3) indemnification should be paid.

The registrant has entered into indemnification agreements with the members of its board of directors (each an “indemnitee”). Each indemnification agreement requires the registrant to indemnify each indemnitee to the fullest extent permitted by the TBOC and any successor statute thereto when such successor statute becomes applicable to the registrant. The registrant will also, among other things, make the indemnitee whole for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.

The registrant also maintains directors’ and officers’ liability insurance.

The Amended and Restated Certificate of Formation and Third Amended and Restated Bylaws of the registrant were previously filed with the SEC and are incorporated by reference into the registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Formation of the registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-186354) (the “Form S-1 Registration Statement”)).

4.2	Certificate of Amendment to Amended and Restated Certificate of Formation of the registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

4.3	Third Amended and Restated Bylaws of the registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.4	Statement of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series A of Independent Bank Group, Inc., as filed with the Office of the Secretary of State of the State of Texas on April 15, 2014, which is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Independent Bank Group, Inc., filed with the SEC on April 17, 2014.

4.5	Certificate of Merger, dated January 2, 2014, of Live Oak Financial Corp. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-196627) filed with the SEC on June 9, 2014 (the “S-3 Registration Statement”)

4.6	Certificate of Merger, dated April 15, 2014, of BOH Holdings, Inc. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.5 to the S-3 Registration Statement

4.7	Form of certificate representing shares of the registrant’s common stock (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

4.8	Form of certificate representing shares of the registrant’s Series A preferred stock (incorporated herein by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-3, Registration No. 333-196627).

4.9	Independent Bank 401(k) Profit Sharing Plan, including the related Adoption Agreement.*

5.1	Opinion of Andrews Kurth LLP regarding the validity of the shares being registered.*

23.1	Consent of McGladrey LLP, independent registered public accounting firm of the registrant.*

23.2	Consent of Harper & Pearson Company, P.C., independent public accounting firm.*

23.3	Consent of Andrews Kurth LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney of Directors and Officers of the registrant, included on the signature page of this Form S-8 and incorporated herein by reference

*	Filed herewith.

Pursuant to Item 8(b) of Form S-8, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and that it has made or will make all changes required by the IRS as necessary in order to qualify the Plan.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on August 29, 2014.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Brooks, Daniel W. Brooks and Torry Berntsen, and each of them, his or her true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement related to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Brooks	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2014
David R. Brooks

/s/ Michelle S. Hickox	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 29, 2014
Michelle S. Hickox

/s/ Torry Berntsen	President, Chief Operating Officer and Director	August 29, 2014
Torry Berntsen

/s/ Daniel W. Brooks	Vice Chairman, Chief Risk Officer and Director	August 29, 2014
Daniel W. Brooks

/s/ James D. Stein	Vice Chairman, Houston Region Chief Executive Officer and Director	August 29, 2014
James D. Stein

/s/ M. Brian Aynesworth	Director	August 29, 2014
M. Brian Aynesworth

/s/ Douglas A. Cifu	Director	August 29, 2014
Douglas A. Cifu

/s/ William E. Fair	Director	August 29, 2014
William E. Fair

/s/ Craig E. Holmes	Director	August 29, 2014
Craig E. Holmes

/s/ J. Webb Jennings III	Director	August 29, 2014
J. Webb Jennings III

/s/ Donald L. Poarch	Director	August 29, 2014
Donald L. Poarch

/s/ Jack M. Radke	Director	August 29, 2014
Jack M. Radke

/s/ G. Stacy Smith	Director	August 29, 2014
G. Stacy Smith

/s/ Michael T. Viola	Director	August 29, 2014
Michael T. Viola

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on August 29, 2014.

INDEPENDENT BANK 401(k) PROFIT SHARING PLAN

By Independent Bank, as Plan Administrator

By:	/s/ Jan Webb
Name:	Jan Webb
Title:	Executive Vice President and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Formation of the registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-186354) (the “Form S-1 Registration Statement”)).

4.2	Certificate of Amendment to Amended and Restated Certificate of Formation of the registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

4.3	Third Amended and Restated Bylaws of the registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.4	Statement of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series A of Independent Bank Group, Inc., as filed with the Office of the Secretary of State of the State of Texas on April 15, 2014, which is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Independent Bank Group, Inc., filed with the SEC on April 17, 2014.

4.5	Certificate of Merger, dated January 2, 2014, of Live Oak Financial Corp. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-196627) filed with the SEC on June 9, 2014 (the “S-3 Registration Statement”)

4.6	Certificate of Merger, dated April 15, 2014, of BOH Holdings, Inc. with and into Independent Bank Group, Inc., which is incorporated herein by reference to Exhibit 3.5 to the S-3 Registration Statement

4.7	Form of certificate representing shares of the Registrant’s common stock (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

4.8	Form of certificate representing shares of the registrant’s Series A preferred stock (incorporated herein by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-3, Registration No. 333-196627).

4.9	Independent Bank 401(k) Profit Sharing Plan, including related Adoption Agreement.*

5.1	Opinion of Andrews Kurth LLP regarding the validity of the shares being registered.*

23.1	Consent of McGladrey LLP, independent registered public accounting firm of the registrant.*

23.2	Consent of Harper & Pearson Company, P.C., independent public accounting firm.*

23.3	Consent of Andrews Kurth LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney of Directors and Officers of the registrant, included on the signature page of this Form S-8 and incorporated herein by reference

*	Filed herewith.